SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 19, 2006
Date of report (Date of earliest event reported)
Jefferies Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14947	95-4719745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
212-284-2550
(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On January 19, 2006, Jefferies Group, Inc. entered into a purchase agreement (the “Agreement”) with Citigroup Global Markets Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, BNY Capital Markets, Inc., Keefe, Bruyette & Woods, Inc., Wachovia Capital Markets, LLC, BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and SG Americas Securities, LLC, whereby $500 million aggregate principal amount of its unsecured 6.25% 30-year senior debentures due January 15, 2036 were sold.
The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1 herein.
Item 9.01      Financial Statements and Exhibits
The following exhibit is furnished with this report:

Number	Exhibit
10.1	Purchase Agreement dated January 19, 2006 among Jefferies Group, Inc., Citigroup Global Markets Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, BNY Capital Markets, Inc., Keefe, Bruyette & Woods, Inc., Wachovia Capital Markets, LLC, BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and SG Americas Securities, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 20, 2005

JEFFERIES GROUP, INC.
By:	/s/ Roland T. Kelly
	Name:	Roland T. Kelly
	Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Purchase Agreement dated January 19, 2006 among Jefferies Group, Inc., Citigroup Global Markets Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, BNY Capital Markets, Inc., Keefe, Bruyette & Woods, Inc., Wachovia Capital Markets, LLC, BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and SG Americas Securities, LLC

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